EXHIBIT 10.2

THE SECURITIES REPRESENTED BY THIS NOTE AND THE COMMON STOCK ISSUABLE THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS NOTE MAY NOT BE RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS.

                               TELEREUNION, INC.
                          CONVERTIBLE PROMISSORY NOTE


$                        Houston, Texas                          July 1, 1997

     TELEREUNION, INC., a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation), for value received, hereby promises to pay to ___________________ , an individual and resident of Mexico City, Mexico (hereinafter called "Holder"), or his registered assigns, the principal sum of _________________________________ with no interest, payable in accordance with the terms set forth below.

                                   ARTICLE I

                                  DEFINITIONS

     For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as promulgated from time to time by the Association of Independent Certified Public Accountants and (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision.

     "BOARD OF DIRECTORS" means the board of directors of the Company as elected from time to time or any duly authorized committee of that board.

     "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to be closed.

     "COMMON STOCK" means shares of common stock, par value $0.001 per share, of Telscape.

     "CONVERSION PRICE" means the price per share determined in accordance with Articles IV and V (as adjusted in accordance with the terms of this Note) at which shares of Common Stock, shall be delivered to Holder upon conversion of this Note.

     "DEFAULT" means any event which is, or after notice or passage of time would be, an Event of Default.

     "EVENT OF DEFAULT" has the meaning specified in Section 3.1.

     "MATURITY DATE", when used with respect to this Note, means September 1, 1999 (or such earlier date upon which this Note becomes due and payable under Section 3.2).

     "NOTE" means this Convertible Promissory Note, as hereafter amended, modified, substituted or replaced.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "SUBSIDIARY" means a corporation or other entity more than 50% of the outstanding voting stock of which, or more than 50% of the equity interest in which, is owned, directly or indirectly, by the Company or by one or more other Subsidiary of the Company, or by any combination of the Company and one or more other Subsidiaries. For purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "STOCK PURCHASE AGREEMENT" means that certain Stock Purchase Agreement dated to be effective as of the date hereof, by and among Telscape, the Company, Telscape USA, Inc., Holder, Raul de la Parra Zavala and Alejandro Apan Wong.

     "TELSCAPE" means Telscape International, Inc. a Delaware corporation and the parent corporation of the Company.

                                  ARTICLE II

                                   PAYMENTS

     2.1  INTEREST.  This Note shall be non-interest bearing.

     2.2 PAYMENT OF PRINCIPAL. The principal on this Note shall be due and payable in full on the Maturity Date.

     2.3 MANNER OF PAYMENT. Cash payments of principal on this Note will be made by delivery of a check to Holder at his address as set forth in this Note or wire transfers pursuant to instructions from Holder. If the date upon which the payment of principal is required to be made pursuant to this Note occurs other than on a Business Day, then such payment of principal shall be made on the next occurring Business Day following said payment date.

                                  ARTICLE III

                                   REMEDIES

     3.1  EVENTS OF DEFAULT. An "Event of Default" occurs if:

          (a) the Company defaults in the payment of principal on this Note when such principal becomes due and payable and such default remains uncured for a period of five days without the necessity of presentment, notification or presentation for payment to the Company; or

          (b) the Company defaults in the performance of any covenant made by the Company, and such default remains uncured for a period of 30 Business Days after the Default Date in this Note (other than a default in the performance of a covenant specifically addressed elsewhere in this
     Section 3.1); as used in this Section 3.1(b), "Default Date" means the date on which any of the members of the Board of Directors, any of the officers, or any of the employees (other than employees involved solely in marketing or product development functions) becomes aware of the occurrence of any of the events defined or described in this Section 3.1(b); or

          (c) any representation or warranty made by the Company in this Note, the Stock Purchase Agreement, the Promissory Note, the Warrant, or in any certificate furnished by the Company in connection with the consummation of the transactions contemplated thereby or hereby, is untrue in any material respect as of the date of making thereof; or

          (d) a court of competent jurisdiction enters a final non-appealable judgment or judgments against the Company or any Subsidiary or any property or assets of the Company or any Subsidiary, for the payment of money aggregating $100,000 or more in excess of applicable insurance coverage; or

          (e) a court of competent jurisdiction enters (i) a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of the property of the Company or any Subsidiary or ordering the winding up or liquidation of the affairs of the Company or any Subsidiary and any such decree or order of relief or any such other decree or order remains unstayed for a period of 90 days from its date of entry; or

          (f) the Company or any Subsidiary: (i) commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, (ii) files a petition, answer or consent seeking reorganization or relief under any applicable federal or state law; or (iii) makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due.


     3.2 ACCELERATION OF MATURITY. This Note shall automatically become due and payable if an Event of Default described in Sections 3.1(e) or 3.1(F) occurs and, this Note shall, at the option of the Holder in its sole discretion, become immediately due and payable if any other Event of Default occurs, and in every such case the Holder of this Note may declare the principal on the Note to be due and payable immediately.

                                  ARTICLE IV

                              CONVERSION OF NOTE

     Subject to and upon compliance with the provisions of this Article, at the option of Holder, this Note may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock on the Maturity Date by the delivery of a notice of such conversion to the Company and Telscape at least, thirty (30), but not more than sixty (60) days prior to the Maturity Date. This Note is convertible at the Conversion Price, determined in each case as hereinafter provided, in effect at the time of conversion. The Conversion Price shall be initially $3.00 per share. In the event the conversion of this Note results in fractional shares, no fractional shares shall be issued, and in lieu thereof Holder shall be paid an amount in cash equal to such fractional share multiplied by the Conversion Price then in effect.

                                   ARTICLE V

                        ADJUSTMENT OF CONVERSION PRICE

     5.1 STOCK SPLITS AND REVERSE SPLITS. In the event that Telscape shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Shares into which this Note may be converted immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares into which this Note may be converted immediately prior to such combination shall be proportionately reduced.

     5.2 REORGANIZATIONS AND ASSET SALES. If any capital reorganization or reclassification of the capital stock of Telscape, or any consolidation, merger or share exchange of Telscape with another Person, or the sale, transfer or other disposition of all or substantially all of its assets to another Person shall be effected in such a way that holders of Common Stock shall be entitled to receive capital stock, securities or assets with respect to or in exchange for their shares, then the following provisions shall apply:

          5.2.1 As a condition of such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer or other disposition (except as otherwise provided below in Section 5.4.3), lawful and adequate provisions shall be made whereby the holder of this Note shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Note and in lieu of the shares immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger, share exchange or sale not taken place, and in any such case appropriate provision reasonably satisfactory to such holder shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares receivable upon the exercise) shall thereafter be applicable, as nearly as possible, in relation to any shares of capital stock, securities or assets thereafter deliverable upon the conversion of this Note.

          5.2.2 In the event of a merger, share exchange or consolidation of Telscape with or into another Person (a "Successor Person") as a result of which a number of shares of common stock or its equivalent of the Successor Person greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger, share exchange or consolidation are issuable to holders of Common Stock, then the Conversion Price in effect immediately prior to such merger, share exchange or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock.

          5.2.3 Telscape shall not effect any such consolidation, merger, share exchange, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the Successor Person (if other than Telscape) resulting from such consolidation, share exchange or merger or the Person purchasing or otherwise acquiring such assets shall have assumed by written instrument executed and mailed or delivered to the Holder hereof at the last address of such Holder appearing on the books of Telscape the obligation to deliver to such Holder such shares of capital stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive, and all other liabilities and obligations of Telscape hereunder. Upon written request by the Holder hereof, such Successor Person will issue a new Note revised to reflect the modifications in this Note effected pursuant to this Section 5.2.

          5.2.4 If a purchase, tender or exchange offer is made to and accepted by the holders of 50% or more of the outstanding shares of Common Stock, Telscape shall not effect any consolidation, merger, share exchange or sale, transfer or other disposition of all or substantially all of the Telscape's assets with the Person having made such offer or with any affiliate of such Person, unless prior to the consummation of such consolidation, merger, share exchange, sale, transfer or other disposition the holder hereof shall have been given a reasonable opportunity to then elect to receive upon the conversion of this Note either the capital stock, securities or assets then issuable with respect to the Common Stock or the capital stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

     5.3 ADJUSTMENT FOR ASSET DISTRIBUTION. If Telscape declares a dividend or other distribution payable to all holders of shares of Common Stock in evidences of indebtedness of Telscape or other assets of Telscape, including, cash, capital stock (other than Common Stock, Convertible Securities or options or rights thereto) or other property, the Conversion Price in effect immediately prior to such declaration of such dividend or other distribution shall be reduced by an amount equal to the amount of such dividend or distribution payable per share of Common Stock, in the case of a cash dividend or distribution, or by the fair value of such dividend or distribution per share of Common Stock (as reasonably determined in good faith by the Board of Directors of Telscape), in the case of any other dividend or distribution. Such reduction shall be made whenever any such dividend or distribution is made and shall be effective as of the date as of which a record is taken for purpose of such dividend or distribution or, if a record is not taken, the date as of which holders of record of Common Stock entitled to such dividend or distribution are determined.

     5.4 DE MINIMIS ADJUSTMENTS. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one share of Common Stock purchasable upon conversion of this Note and no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $.01 in the Conversion Price; provided, however, that any adjustments which by reason of this Section 5.4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share or nearest one hundredth of a dollar, as applicable.

     5.5 NOTICE OF ADJUSTMENT. Whenever the Conversion Price or the number of Shares issuable upon the conversion of the Note shall be adjusted as herein provided, or the rights of the holder hereof shall change by reason of other events specified herein, Telscape shall compute the adjusted Conversion Price and the adjusted number of Shares in accordance with the provisions hereof and shall prepare an Officer's Certificate setting forth the adjusted Conversion Price and the adjusted number of Shares issuable upon the conversion of this Note or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based. Telscape shall cause to be mailed to the Holder hereof copies of such Officer's Certificate together with a notice stating that the Conversion Price and the number of Shares purchasable upon conversion of this Note have been adjusted and setting forth the adjusted Conversion Price and the adjusted number of Shares purchasable upon conversion of this Note.

     5.6  NOTIFICATIONS TO HOLDERS. In case at any time Telscape proposes:

                    (i) to declare any dividend upon its Common Stock payable in capital stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of its Common Stock;

                    (ii) to effect any capital reorganization, or reclassification of the capital stock of Telscape, or consolidation, merger or share exchange of Telscape with another Person, or sale, transfer or other disposition of all or substantially all of its assets; or

                    (iii)to effect a voluntary or involuntary dissolution, liquidation or winding up of Telscape,

then, in any one or more of such cases, Telscape shall give the holder hereof
(a) at least 10 days (but not more than 90 days) prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days (but not more than 90 days) prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be.

                                   ARTICLE VI

                                   COVENANTS

          The Company covenants and agrees that, so long as this Note is outstanding:

     6.1 PAYMENT OF PRINCIPAL. The Company will duly and punctually pay or cause to be paid the principal amounts due under of this Note, in accordance with the terms hereof.

     6.2 CORPORATE EXISTENCE. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if it shall reasonably determine that the preservation thereof is no longer desirable in the conduct of its business.

     6.3 NOTICE OF DEFAULTS. The Company will promptly notify the Holder in writing of the occurrence of any Event of Default under this Note.

                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1 COLLECTION; FEES. If this Note is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company hereby undertakes to pay all reasonable costs and expenses of collection including, but not limited to, court costs and the reasonable attorney's fees of Holder.

     7.2 CONSENT TO AMENDMENTS. This Note may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company shall obtain the written consent to such amendment, action or omission to act from the holders of 51% of the aggregate principal amount of this Note.

     7.3 BENEFITS OF NOTE. Nothing in this Note, express or implied, shall give to any Person, other than the Company, Holder, and their successors any benefit or any legal or equitable right, remedy or claim under or in respect of this Note.

     7.4 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Note contained by or on behalf of the Company and the Holder shall bind and inure to the benefit of the respective successors and assigns of the Company and the Holder.

     7.5 RESTRICTIONS ON TRANSFER. Holder shall not transfer this Note except (by the grant of a security interest) to its lender or lenders and as between Holder and its lender or lenders this Note is transferable in the same manner and with the same effect as in the case of a negotiable instrument payable to a specified person. Any lender to which Holder grants a security interest in this Note shall be entitled to exercise all remedies to which it is entitled by contract or by law, including (without limitation) transferring this Note into its own name or into the name of any purchaser at any sale undertaken in connection with enforcement by such lender of its remedies.

     (b) Prior to any transfer (other than the grant of a security interest) as provided herein, the transferor shall provide written notice to the Company. The Company, however, may treat Holder as the owner hereof for all purposes until this Note shall have been surrendered for transfer as hereinafter provided. Upon surrender of this Note duly executed by Holder or his agent or attorney, the Company shall execute and deliver a new Note in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Note shall promptly be canceled.

     7.6 NOTICE; ADDRESS OF PARTIES. Except as otherwise provided, all communications to the Company or Holder provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes on the third business day after being sent as certified or registered mail, postage and charges prepaid, to the following addresses: if to Telereunion, Inc.:4635 Southwest Freeway, Suite 800, Houston, TX 77027 Attn:
Todd Binet, or at any other address designated by the Company in writing to Holder; if to Holder: [JOSE LUIS APAN WONG, __________________, _________________, ______________], or at any other address designated by
Holder to the Company in writing.

     7.7 SEPARABILITY CLAUSE. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; provided, however, such construction does not destroy the essence of the bargain provided for hereunder.

     7.8 GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Texas (without regard to principles of choice of law).

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date first above written.

                              TELEREUNION, INC.


                              By:
                              Name:
                              Title:


                              TELSCAPE INTERNATIONAL, INC.
                              (solely for purposes of Article IV and V hereof)


                              By:
                              Name:
                              Title: